EXHIBIT 10.2

STOCK OPTION AGREEMENT
FOR THE GRANT OF
NON-QUALIFIED STOCK OPTIONS UNDER THE
POOL CORPORATION AMENDED AND RESTATED
2007 LONG-TERM INCENTIVE PLAN

THIS AGREEMENT is entered into and effective as of  DATE by and between Pool Corporation, a Delaware corporation (the “Company”), and First Name Last Name (the “Optionee”).

WHEREAS Optionee is a key employee of the Company and the Company considers it desirable and in its best interest that Optionee be given an inducement to acquire a proprietary interest in the Company and an incentive to advance the interests of the Company by possessing an option to purchase shares of the common stock of the Company, $.001 par value per share (the “Common Stock”) in accordance with the Pool Corporation Amended and Restated  2007 Long-Term Incentive Plan (the “Plan”).

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

I

Grant of Option

         In consideration of future services, the Company hereby grants to Optionee effective as of the date hereof (the “Date of Grant”) the right, privilege and option to purchase # shares of Common Stock (the “Option”) at an exercise price of $$$$ per share (the “Exercise Price”).  The Option shall be exercisable at the time specified in Section II below.  The Option is a non-qualified stock option and shall not be treated as an incentive stock option under Section 422 of the Code.  Any capitalized term used herein, but not defined herein, shall have the meaning provided in the Plan.

II

Time of Exercise

2.1    Subject to the provisions of the Plan and the other provisions of this Section II, the Option shall become vested and exercisable beginning on the dates set forth below, provided Optionee continues to be an employee or to perform services for the Company on such dates:

[50% of the Option will vest on Vesting Date 1 and the other 50% of the Option will vest on Vesting Date 2]

[the Option will vest on Vesting Date1]

2.2    During Optionee's lifetime, the Option may be exercised only by him, his guardian if he has been declared incompetent or by a permitted transferee under Article VI hereof.  In the event of death, the Option may be exercised as provided herein by the Optionee’s estate or by the person to whom such right devolves as a result of the Optionee’s death.

2.3    If the Optionee ceases to be an employee of, or to perform other services for, the Company or a Subsidiary of the Company:

                (a) due to death or Disability, the Option shall become fully vested and exercisable and shall remain exercisable for, and shall otherwise terminate on the original expiration date of such Option;

                (b) as a result of termination by the Company or a Subsidiary for Cause, the Option shall be forfeited immediately upon such cessation, whether or not then exercisable;

                (c) due to Retirement, provided that the Optionee does not engage in Competition directly or indirectly against the Company, as determined by the Committee or the President of the Company (i) the Option, to the extent vested and exercisable on the date of Retirement, shall remain exercisable for, and shall otherwise terminate on the original expiration date of such Option; and (ii) the portion of the Option that was not vested and exercisable on the date of Retirement shall continue to vest in accordance with the original vesting schedule and shall remain exercisable for, and shall otherwise terminate on the original expiration date of such Option; and

                (d) for any reason other than death, Disability, Retirement or Cause, provided that the Optionee does not engage in Competition directly or indirectly against the Company, as determined by the Committee or the President of the Company (i) the portion of the Option that was vested and exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate (x) 90 days from the date of such cessation of employment or if earlier, the original expiration date of such Option or (y) if so determined by the Committee upon the recommendation of the President of the Company, for a period not to exceed the original expiration date of such Option and (ii) the portion of the Option that was not vested and exercisable on the date of such cessation shall immediately terminate, except that such unvested portion of the Option may continue to vest in accordance with the original vesting schedule and remain exercisable for, and otherwise terminate on the original expiration date of such Option, if so determined by the Committee upon the recommendation of the President of the Company.

        provided, however, that under no circumstances may the Option be exercised later than ten years after the Date of Grant.

2.4    For purposes of this Agreement:

                (a) “Cause” shall mean (i) conviction of a felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; (ii) conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; (iii) willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Board; or (iv) breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.  The determination as to whether the Optionee was terminated for Cause shall be made by the President and/or the Board in its sole discretion.

                (b) “Competition” is deemed to occur if an Optionee, who ceases to be employed by the Company or its Subsidiaries or who ceases to provide services to the Company or its Subsidiaries, obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary.

                (c) “Disability” shall mean a disability that would entitle Optionee to payment of disability payments under the Company’s or a Subsidiary’s long-term disability plan or as otherwise determined by the Committee.

                (d) “Retirement” shall mean termination of the Optionee’s employment if the Optionee has been employed by the Company or a Subsidiary on a continuous basis for a period of at least ten years, the Optionee has attained the age of 55 years and the Optionee has provided the Company with a minimum of one year advance written notice of Optionee’s intention to retire.

                (e) “Subsidiary” shall mean any corporation or other entity of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors or similar governing body, either directly or through one or more Subsidiaries.

2.5    The Option shall expire and may not be exercised later than ten years following the Date of Grant.

III

Method of Exercise of Option

3.1   (a)  Optionee may exercise all or a portion of the Option by delivering to the Company a signed written notice of his intention to exercise the Option, specifying therein the number of shares to be purchased.  Upon receiving such notice, and after the Company has received full payment of the Exercise Price, the appropriate officer of the Company shall cause the transfer of title of the shares purchased to Optionee on the Company's stock records and cause to be issued to Optionee a stock certificate for the number of shares being acquired.  Optionee shall not have any rights as a shareholder until the stock certificate is issued to him.

(b) Optionee acknowledges and understands that the Company prohibits the exercise of any options on or within five (5) business days of any record date set by the Company and Optionee agrees that it will not exercise all or a portion of the Option on or within five (5) business days of any record date set by the Company.  If the Option shall expire within such period, Optionee further understands and agrees that the Option must be exercised prior to such period.

3.2    The Option may be exercised, as provided in the Plan, by the payment of the Exercise Price in cash, in shares of Common Stock held for six months or in a combination of cash and shares of Common Stock held for six months.  The Optionee may also pay the Exercise Price by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company (with a copy to the Company) to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price or by a Net Share Exercise.

IV

No Contract of Employment Intended

         Nothing in this Agreement shall confer upon Optionee any right to continue in the employment of the Company or any of its subsidiaries, or to interfere in any way with the right of the Company or any of its subsidiaries to terminate Optionee's employment relationship with the Company or any of its subsidiaries at any time.

V

Binding Effect

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.

VI

Non-Transferability

         The Option granted hereby may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will, by the laws of descent and distribution or pursuant to a domestic relations order, as defined in the Code, or (i) to Family Members, (ii) to a partnership in which the participant and/or Family Members, or entities in which the participant and/or Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Family Members, or entities in which the participant and/or Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, (iv) to a trust for the sole benefit of the participant and/or Family Members or (v) to a charitable organization.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

VII

Electronic Delivery and Signatures

        Optionee hereby consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports and other related documents.  If the Company establishes procedures for an electronic signatures system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the plan), Optionee hereby consents to such procedures and agrees that his or her electronic signatures is the same as, and shall have the same force and effect as, his or her manual signature.  Optionee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.

VIII

Inconsistent Provisions

         The Option granted hereby is subject to the provisions of the Plan as in effect on the date hereof and as it may be amended.  In the event any provision of this Agreement conflicts with such a provision of the Plan, the Plan provision shall control.

IX

Governing Law

         This Agreement shall be construed in accordance with the laws of the State of Delaware to the extent federal law does not supersede and preempt Delaware law.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                POOL CORPORATION

                              By:  _______________________________
                                      Name:
                                       Title:

                                  _______________________________
                                                                         Optionee